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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports dated July 25, 1996 on the financial statements of SOUTHERN INVESTMENTS UK PLC AND SUBSIDIARIES (Successor Company) and the related financial statement schedule included in this registration statement.

Arthur Andersen

Bristol, England

September 24, 1996